UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    August 13, 2002

MIKOHN GAMING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-22752 (Commission File Number)	88-0218876 (IRS Employer) Identification Number)

920 Pilot Road, P.O. Box 98686, Las Vegas, NV 89193-8686
(Address of principal executive office and zip code)

(702) 896-3890
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

TABLE OF CONTENTS

Item 5. OTHER EVENTS

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

EX-99.1

Item 5.    OTHER EVENTS

On August 13, 2002, Mikohn Gaming Corporation announced that its Board of Directors has authorized it to purchase up to $2.0 million of the Company’s common stock. The purchases will be made from time to time in the open market. The timing and actual number of shares to be purchased will depend on market conditions. The Company has approximately 13.0 million shares outstanding.

As of August 20, 2002, the Company had purchased 58,200 shares of its common stock at an average price of $3.05 per share.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable

(b)  Not applicable

(c)  Exhibits

99.1—Press release dated August 13, 2002, Mikohn Gaming Corporation announced that its Board of Directors authorized it to purchase up to $2.0 million of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)

By:	/s/ CHARLES H. MCCREA, JR.
Charles H. McCrea, Jr. Executive Vice President, General Counsel and Corporate Secretary
August 22, 2002

EXHIBIT INDEX

Exhibit 99.1	Press release dated August 13, 2002, Mikohn Gaming Corporation announced that its Board of Directors authorized it to purchase up to $2.0 million of the Company’s common stock.